UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2013

______________

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

______________

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On July 10, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) held its annual meeting of stockholders at 222 S. Main Street, Suite 1730, Salt Lake City, Utah 84101.  The matter submitted to the stockholders for a vote was the election of seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

The nominees submitted for election as directors were Jeffrey S. Edison, Michael C. Phillips, William M. Kahane, Leslie T. Chao, Ethan J. Hershman, Ronald K. Kirk, and Paul J. Massey, Jr.  The number of votes cast for and the number of votes withheld for each of the director nominees were as follows:

Name	Votes For	Votes Withheld
Jeffrey S. Edison	13,589,548.5	184,275.8
Michael C. Phillips	13,601,048.5	172,775.8
William M. Kahane	13,594,339.1	179,485.1
Leslie T. Chao	13,612,500.4	161,323.9
Ethan J. Hershman	13,599,700.9	174,123.4
Ronald K. Kirk	13,567,264.4	206,559.9
Paul J. Massey, Jr.	13,578,873.6	194,950.6

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: July 15, 2013	By:	/s/ R. Mark Addy_____________________
R. Mark Addy
Co-President and Chief Operating Officer